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                                                               Exhibit (4)(a)(i)

                                    SPECIMEN

FLEXIBLE PREMIUM VARIABLE ANNUITY

DEFERRED VARIABLE ANNUITY CERTIFICATE

NONPARTICIPATING


                                    MetLife
                       METROPOLITAN LIFE INSURANCE COMPANY

                               One Madison Avenue
                               New York, NY 10010